Exhibit 99.2

Ismeca Semiconductor

Holding SA

Consolidated

Financial Statements 2012

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Content | Page 2

Content

Consolidated Financial Statements of Ismeca Semiconductor Holding SA

Consolidated Balance Sheet as at December 31, 2012 and 2011, and January 1, 2011		3
Consolidated Income Statement for the years ended December 31, 2012 and 2011		4
Consolidated Statement of Comprehensive Income for the years ended December 31, 2012 and 2011		4
Consolidated Cash Flow Statement for the years ended December 31, 2012 and 2011		5
Consolidated Statement of Changes in Equity for the years ended December 31, 2012 and 2011		6

Notes to the Consolidated Financial Statements for the years ended December 31, 2012 and 2011, and January 1, 2011		7
1.	General Information	7
2.	Principles of Consolidation and Valuation	7
3.	Cash and Cash Equivalents by Currencies	15
4.	Trade Receivables	15
5.	Other Receivables	15
6.	Inventories and Work in Progress	15
7.	Property, Plant & Equipment	16
8.	Other Liabilities	17
9.	Accrued Expenses and Deferred Income	17
10.	Retirement Benefit Obligations	17
11.	Provisions	20
12.	Share Capital	21
13.	Related Parties	21
14.	Revenues	21
15.	Expenses by Nature and Function	22
16.	Other Operating Expenses	22
17.	Other Operating Income	22
18.	Financial Income	22
19.	Financial Expenses	22
20.	Income Taxes	22
21.	Deferred Tax Assets	23
22.	Deferred Tax Liabilities	24
23.	Financial Instruments measured at Fair Value	24
24.	Contingent Liabilities	25
25.	Pledged Assets	25
26.	Operating Lease Arrangements	25
27.	Categories of Financial Instruments	26
28.	Subsequent Events	27
29.	Authorization of Consolidated Financial Statements	27

Report of the Independent Auditor		28

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 3

Consolidated Balance Sheet

as at December 31, 2012 and 2011, and January 1, 2011

In 1’000s CHF	Notes	31.12.2012	31.12.2011	01.01.2011
Assets
Current assets
Cash and cash equivalents	3	3’362	25’139	19’727
Trade receivables	4	20’271	33’378	44’425
Current income tax receivables		149	587	551
Advances due to suppliers		208	464	614
Other receivables	5	498	573	5’659
Prepaid expenses and accrued income		356	466	1’721
Inventories and work in progress	6	10’086	9’397	10’821

Total current assets		34’930	70’004	83’518

Non-current assets
Property, plant and equipment	7	1’200	15’295	15’233
Financial assets		110	108	2’276
Deferred tax assets	21	1’298	1’315	1’010

Total non-current assets		2’608	16’718	18’519

Total assets		37’538	86’722	102’037

Liabilities
Short-term liabilities
Short-term financial liabilities		0	0	19
Trade payables		5’617	4’318	11’236
Advances received from customers		997	1’478	2’779
Other liabilities	8	2’121	3’078	1’591
Accrued expenses and deferred income	9	4’124	7’020	10’339
Short-term provisions	11	184	30	47
Current income taxes		55	501	515

Total short-term liabilities		13’098	16’425	26’526

Long-term liabilities
Pension obligations	10	5’036	5’232	3’894
Long-term provisions	11	94	8	0
Deferred tax liabilities	22	8	8	1’033

Total long-term liabilities		5’138	5’248	4’927

Total liabilities		18’236	21’673	31’453

Shareholders’ equity
Share capital	12	5’000	5’000	5’000
Legal reserves		1’000	24’627	24’627
Retained earnings		15’485	37’456	42’683
Currency translation adjustment		-2’183	-2’034	-1’726

Total shareholders’ equity		19’302	65’049	70’584

Total liabilities and shareholders’ equity		37’538	86’722	102’037

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Consolidated Income Statement

for the years ended December 31, 2012 and 2011

In 1’000s CHF	Notes	2012	2011
Revenues	14	76’738	86’563
Cost of sales	15	-48’386	-56’149
Research and development	15	-8’009	-8’570
Selling, general and administrative	15	-18’577	-16’762
Other operating expenses	15 / 16	-338	-374
Other operating income	17	5’668	1’050

Income from operations		7’096	5’758

Financial income	18	199	7
Financial expenses	19	-149	-489

Income before income taxes		7’146	5’276

Tax (expense)/income	20	-405	809

Net income		6’741	6’085

Consolidated Statement of Comprehensive Income

for the years ended December 31, 2012 and 2011

In 1’000s CHF		2012	2011
Net income		6’741	6’085
Other comprehensive income:
Items that may be reclassified subsequently to the income statement
Foreign currency translation difference		-149	-308
Items that will not be reclassified subsequently to the income statement
Actuarial losses on defined benefit plans	10	-1’563	-1’703
Income tax on other comprehensive income		224	391

Other comprehensive income for the year		-1’488	-1’620

Total comprehensive income for the year		5’253	4’465

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Consolidated Cash Flow Statement

for the years ended December 31, 2012 and 2011

In 1’000s CHF	Notes	2012	2011
Net income		6’741	6’085
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	15	997	979
Gain on disposal of property, plant and equipment	17	-4’674	-13
Change in provision and pension obligations		-1’625	-593
Change in unrealized hedging (gain)/loss		-1’519	1’796
Financial income	18	-199	-7
Financial expense	19	149	489
Income taxes	20	405	-809
Change in net current assets
Changes in trade receivables		13’045	10’881
Changes in other receivables, advances, prepaid expenses and accrued income		580	6’351
Changes in inventories and work in progress		-694	1’403
Changes in trade payables		1’291	-6’995
Changes in other liabilities, advances, accrued expenses and deferred income		-2’835	-5’003

Cash generated from operations		11’662	14’564
Interest paid		-4	0
Income tax paid		-172	-180

Cash flows from operating activities A		11’486	14’384

Purchase of property plant and equipment		-231	-1’074
Proceeds from sale of property, plant and equipment		18’002	31
Acquisition of financial assets		-2	0
Repayment of financial assets		0	2’168
Interest received		21	7

Cash flows from investing activities B		17’790	1’132

Repayment of short-term financial liabilities		0	-19
Dividends paid to shareholders	12	-51’000	-10’000

Cash flows from financing activities C		-51’000	-10’019

Net (decrease) / increase in cash and cash equivalents (A + B + C)		-21’724	5’497
Cash and cash equivalents at beginning of the year	3	25’139	19’727

Net (decrease) / increase in cash and cash equivalents		-21’724	5’497
Net foreign exchange difference		-53	-85

Cash and cash equivalents at end of the year	3	3’362	25’139

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Consolidated Statement of Changes in Equity

for the years ended December 31, 2012 and 2011

In 1’000s CHF	Notes	Share Capital	Legal1) Reserves	Retained Earnings	Currency Translation Difference	Total Equity
Balance as at January 1, 2011		5’000	24’627	42’683	-1’726	70’584

Net income for the year (A)		0	0	6’085	0	6’085
Other comprehensive income:
Foreign currency differences		0	0	0	-308	-308
Actuarial losses on defined benefit plans	10	0	0	-1’703	0	-1’703
Income tax on other comprehensive income	21	0	0	391	0	391

Total other comprehensive income after income taxes (B)		0	0	-1’312	-308	-1’620
Comprehensive income (A+B)		0	0	4’773	-308	4’465
Dividends paid	12	0	0	-10’000	0	-10’000

Balance as at December 31, 2011		5’000	24’627	37’456	-2’034	65’049

Net income for the year (C)		0	0	6’741	0	6’741
Other comprehensive income:
Foreign currency differences		0	0	0	-149	-149
Actuarial losses on defined benefit plans	10	0	0	-1’563	0	-1’563
Income tax on other comprehensive income	21	0	0	224	0	224

Total other comprehensive income after income taxes (D)		0	0	-1’339	-149	-1’488
Comprehensive income (C+D)		0	0	5’402	-149	5’253
Reclassification from legal reserves to retained earnings		0	-23’627	23’627	0	0
Dividends paid	12	0	0	-51’000	0	-51’000

Balance as at December 31, 2012		5’000	1’000	15’485	-2’183	19’302

1)

According to the Swiss Code of Obligation, a minimum of 5% of the yearly profit is allocated to the general legal reserve until the balance reaches 20% of the holding company’s share capital. This reserve is restricted for dividend payments.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 7

Notes to the Consolidated

Financial Statements for the

years ended December 31, 2012 and 2011,

and January 1, 2011

1. General Information

Ismeca Semiconductor Holding SA and its subsidiaries (the “Company”, “Group”, “we”, “us” or “Ismeca”) is a 100% owned subsidiary of the parent company Delta Design Luxembourg S.à r.l. The ultimate parent company is COHU, Inc. California, United States (“COHU”). Ismeca was acquired by COHU on December 31, 2012 from its former owner Schweiter Technologies AG, Horgen, Switzerland (“Schweiter”).

Ismeca Semiconductor Holding SA, incorporated under Swiss Law (“Société Anonyme”) has its registered office at rue de l’Helvétie 283, La Chaux-de-Fonds, Switzerland.

Ismeca manufactures products which are used for the testing, assembly and packaging of devices in semiconductor plants all over the world. From standalone systems to complete integrated lines, the wide range of equipment provides the best solutions for Back-End processes.

2. Principles of Consolidation and Valuation

Basis of Accounting

The consolidated financial statements of Ismeca have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

The consolidated financial statements have been prepared on the historical cost basis, except for the revaluation of certain financial instruments. Historical cost is generally based on the fair value of the consideration given in exchange of the assets.

IFRS 1 First-time Adoption of International Reporting

These are the Company’s first consolidated financial statements prepared in accordance with IFRS. Therefore, IFRS 1 First-time Adoption of International Reporting Standards has been applied. Because Ismeca was historically part of a larger group, its underlying records are in IFRS and as a result, there has been no impact on the financial position, financial performance and cashflows arising from the first time adoption of IFRS. In accordance with IFRS 1, the Company is required to use consistent accounting policies from its opening IFRS balance sheet, which is January 1, 2011, and throughout all periods presented in its first IFRS financial statements, with the last period being the year ended December 31, 2012.

The consolidated annual financial statements are presented in Swiss francs (“CHF”). The individual financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). All financial information presented in CHF has been rounded to the nearest thousand, except when otherwise indicated.

Adoption of new and revised Standards

The Group has applied IAS 19 (as revised in June 2011) Employee Benefits and the related consequential amendments retrospectively in advance of its effective date of January 1, 2013. The amendments to IAS 19 change the accounting for defined benefit schemes and termination benefits. The most significant change relates to the accounting for changes in defined benefit obligations and scheme assets. The amendments require the recognition of changes in defined benefit obligations and in fair value of scheme assets when they occur, and hence eliminate the ‘corridor approach’ permitted under the previous version of IAS 19 and accelerate the recognition of past service costs. All actuarial gains and losses are recognized immediately through other comprehensive income in order for the net pension asset or liability recognized in the consolidated balance sheet to reflect the full value of the scheme deficit or surplus. Furthermore, the interest cost and expected return on scheme assets used in the previous version of IAS 19 are replaced with a ‘net-interest’ amount under IAS 19 (as revised in June 2011), which is calculated by applying a discount rate to the net defined benefit liability or asset. IAS 19 (as revised in June 2011) also introduces more extensive disclosures in the presentation of the defined benefit cost.

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Issued Standards not yet Adopted

At the date of authorisation of these financial statements,

the following Standards and Interpretations which have not

been applied in these financial statements were in issue but not yet effective:

New Standards		Effective for annual periods beginning on or after
IFRS 9	Financial Instruments	January 1, 2015
IFRS 10	Consolidated Financial Statements	January 1, 2013
IFRS 11	Joint Arrangements	January 1, 2013
IFRS 12	Disclosure of Interests in Other Entities	January 1, 2013
IFRS 13	Fair Value Measurement	January 1, 2013
Amendments to Standards
IFRS 7	Disclosures—Offsetting Financial Assets and Financial Liabilities	January 1, 2013
IAS 1	Presentation of Financial Statements
	- Presentation of Items of Other Comprehensive Income	July1, 2012
	- Clarification of the requirements for comparative information	January1, 2013
IAS 16	Property, Plant and Equipment
	- Classification of servicing equipment	January1, 2013
IAS 27	Separate Financial Statements	January 1, 2013
IAS 28	Interests in Associates and Joint Ventures	January 1, 2013
IAS 32	Financial Instruments: Presentation
	- Tax effect of distribution to holders of equity instruments	January 1, 2013
	- Offsetting Financial Assets and Financial Liabilities	January1, 2014
IAS 34	Interim Financial Reporting
	- Interim financial reporting and segment information for total assets	January1, 2013
IFRIC 20	Stripping Costs in the Production Phase of a Surface Mine	January1, 2013

The directors do not expect that the adoption of the standards listed in the table above will have a material impact on the financial statements of the Group in future periods, except as follows:

•	IFRS 7 (amended) will increase the disclosure requirements where netting arrangements are in place for financial assets and financial liabilities;

•	IFRS 12 will impact the disclosure of interests the Group has in other entities; and

•	IFRS 13 may impact the measurement of fair value for certain assets and liabilities as well as the associated disclosures.

•	IAS 1 will impact the disclosure relating to items in other comprehensive income as well as disclosures relating to comparative information

•	IAS 16 will impact the disclosures relating to servicing equipment

•	IAS 32 will increase the disclosures relating to financial instruments

Beyond the information above, it is not practicable to provide a reasonable estimate of the effect of these standards until a detailed review has been completed.

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Basis of Consolidation

The Group’s consolidated financial statements, comprising the consolidated balance sheet, consolidated income statement, consolidated statement of comprehensive income, as well as the cash flow statement and statement of changes in equity are based on the accounting records of the companies included as at December 31, 2012 and December 31, 2011.

Principles of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December each year. Control is achieved where the Company has the power to govern the financial and operating policies of an investee entity so as to obtain benefits from its activities.

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the group. All intra-group transactions, balances, income and expenses are eliminated on consolidation.

Scope of Consolidation

The following companies were fully consolidated as at December 31, 2012:

Subsidiaries In 1’000s of indicated currency	Purpose	Share Capital		Ownership
Ismeca Semiconductor Holding SA La Chaux-de-Fonds, Switzerland	Holding Company	CHF	5’000
Ismeca Europe Semiconductor SA La Chaux-de-Fonds, Switzerland	Production and distribution	CHF	1’100	100%
Ismeca USA Inc. Carlsbad, CA, USA	Distribution and services	USD	100	100%
CDF Holding Inc. Delaware, DE, USA	Holding Company	USD	1	100%
Ismeca Malaysia Sdn. Bhd. Malakka, Malaysia	Production and distribution	MYR	5’000	100%
Ismeca Semiconductor (Suzhou) Co. Ltd. Suzhou, China	Production and services	USD	250	100%

Conversion of Foreign Currencies

The annual statements of foreign subsidiaries are prepared in the functional currency of the respective subsidiary, which will normally be the national currency, and converted into Swiss francs for consolidation purposes: The balance sheet is translated at year-end exchange rates and the income statement at the average exchange rate for the financial year. Resulting foreign currency translation differences are credited/debited to other income in the consolidated statement of comprehensive income and recognized as a separate component in shareholders’ equity. Other exchange rate differences, including those arising from foreign currency transactions in connection with normal business activities, are credited/debited to the income statement.

The following exchange rates were applied (in CHF):

				Year-End Closing Rate		Average Rate
				Balance Sheet		Income Statement
Currency				31.12.2012	31.12.2011	2012	2011
USA	Dollar	USD	1	0.913	0.938	0.938	0.887
EU	Euro	EUR	1	1.207	1.216	1.205	1.233
Malaysia	Ringgit	MYR	1	0.294	0.296	0.305	0.289
China	Yuan	CNY	1	0.145	0.149	0.148	0.137
Hong Kong	Dollar	HKD	1	0.118	0.120	0.121	0.114
Taiwan	Dollar	TWD	1	0.032	0.032	0.032	0.030
South Korea	Won	KRW	1	0.001	0.001	0.001	0.001

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Cash and Cash Equivalents

Cash and cash equivalents contain cash holdings, bank account balances and money market investments with original maturities up to 3 months.

Trade Receivables

The reported value corresponds to the invoiced amounts less allowance for doubtful debts.

Inventories and Work in Progress

Inventories are stated at the lower of cost and net realizable value. Cost comprises direct materials and, where applicable, direct labour costs and those overheads that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

Work in progress represents inventories that are in the process of being installed into machines, but are not yet finished.

Property, Plant and Equipment

Land is reported in the balance sheet at acquisition cost. Value adjustments are made for any decrease in value which has occurred. Buildings, machinery, vehicles and operating equipment are reported at acquisition costs minus accrued depreciation. Depreciation is calculated using the straight-line method over the following useful lives:

Property, Plant and Equipment	Depreciation
Land	No depreciation
Buildings	40 years
Leasehold improvements	period of use or rental
Machines & tools	5 - 15 years
Furnishings	8 - 10 years
Computer systems	3 - 5 years
Vehicles	3 - 5 years
Plant under construction	No depreciation

Short-term leasing (operating leasing) costs are charged directly to the income statement. The corresponding liabilities are disclosed in the notes.

Impairment of Tangible Assets

At each balance sheet date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell or value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

Financial Instruments

Financial assets and financial liabilities are recognized in the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument.

Financial Assets

All financial assets are recognized and derecognized on a trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.

Financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’ (FVTPL), ‘held-to-maturity’ investments, ‘available-for-sale’ (AFS) financial assets and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Effective Interest Method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments.

Impairment of Financial Assets

Financial assets are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For all financial assets, objective evidence of impairment could include:

•	significant financial difficulty of the issuer or counterparty; or

•	default or delinquency in interest or principal payments; or

•	it becoming probable that the borrower will enter bankruptcy or financial re-organisation.

For certain categories of financial asset, such as trade receivables, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the Group’s past experience of collecting payments, an increase in the number of delayed payments, as well as observable changes in national or local economic conditions that correlate with default on receivables.

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For financial assets carried at amortized cost, the amount of the impairment is the differences between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

Derecognition of Financial Assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

Income Tax

The tax expense represents the sum of the tax currently payable and deferred tax.

Current Tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred Tax

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the group is unable to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized based on tax laws and rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited in other comprehensive income, in which case the deferred tax is also dealt with in other comprehensive income.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Benefits due to Employees

Payments to defined contribution benefit schemes are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the group’s obligations under the schemes are equivalent to those arising in a defined contribution benefit scheme.

For defined benefit schemes, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Remeasurement comprising actuarial gains and losses, the effect of the asset ceiling (if applicable) and the return on scheme assets (excluding interest) are recognized immediately in the balance sheet with a charge or credit to the statement of comprehensive income in the period in which they occur. Remeasurement recorded in the statement of comprehensive income is not recycled. Past service cost is recognized in profit or loss in the period of scheme amendment. Net-interest is calculated by applying a discount rate to the net defined benefit liability or asset. Defined benefit costs are split into three categories:

•	current service cost, past-service cost and gains and losses on curtailments and settlements;

•	net-interest expense or income; and

•	remeasurement.

The Group presents the first component of defined benefit costs within cost of sales and administrative expenses in its consolidated income statement. Curtailments gains and losses are accounted for as past-service cost.

Net-interest expense or income is recognized within finance costs.

The retirement benefit obligation recognized in the consolidated balance sheet represents the deficit or surplus in the Group’s defined benefit schemes. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the schemes or reductions in future contributions to the schemes.

A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.

Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 12

present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Revenues

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, sales tax, bad debt related losses and other sales-related taxes.

Sale of Goods

Revenue from the sale of machines and spare parts is recognized when all the following conditions are satisfied:

•	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Rendering of Services

Revenue from services is recognized when rendered.

Interest Revenue

Interest income is recognized when it is probable that the economic benefits will flow to the Group and the amount of revenue can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Rental Income

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

Assumptions and Use of Estimates

Significant judgements and estimates are used in the preparation of the consolidated financial statements which, to the extent that actual outcomes and results may differ from these assumptions and estimates, could affect the accounting in the areas as described. The estimates and underlying assumptions are based on historical experience and various other factors that are believed to be reasonable under the given circumstances. The results subsequently achieved may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis and are adjusted appropriately if new information or findings come to light. Such changes are recognized in the income statement in the period in which the estimate is revised.

The key assumptions are described below and are also outlined in the respective notes.

Revenue Recognition

Revenue is only recognized when, in management’s judgement, the significant risks and rewards of ownership have been transferred to the customer. In making this judgement, management take into consideration its ability to reliably estimate returns from customers and warrantees based on historical experience. Where the level of returns can be reliably estimated, a provision is recognised against revenues. Provisions for warrantees are recognised as an expense. Management believe that revenue has been appropriately recognised in the financial statements.

Property, Plant and Equipment

Property, plant and equipment are reviewed when there are signs of impairment. To determine whether any impairment exists, management estimates and assesses future cash flows expected to result from the use of the assets or their possible disposal. In the same way, the assumed periods of use are based on management’s best estimate. The related carrying amount as of December 31, 2012 is outlined in Note 7 “Property, Plant and Equipment”.

Income Taxes

Significant estimates are required in determining the current and deferred assets and liabilities for income taxes. In particular, this also relates to the application of deferred tax assets for any future use of existing losses carried forward. Some of these estimates are based on interpretations of existing tax laws or regulations. Management believes that the estimates are reasonable and that the recognized assets and liabilities for income tax-related uncertainties are adequately recognized.

Receivables and Inventories

The value adjustment for receivables takes account of the assessment of bad debt and credit risks. When reporting inventories on the balance sheet, estimates need to be made of their value retention based on the expected consumption of the article in question. The write down to inventories is calculated based on a “days in inventory analysis”. Where necessary, the parameters are adjusted. The related carrying amount as of December 31, 2012 is outlined in Note 4 “Trade Receivables” and Note 6 “Inventories and Work in Progress”.

Staff Pension Schemes

Certain Ismeca employees participate in post-employment pension schemes treated as defined benefit pension plans in accordance with IAS 19. The calculations of the recognized assets and liabilities from such plans are based upon statistical and actuarial calculations. The actuarial assumptions used, in agreement with Management, may have an impact on the assets and liabilities of staff pension schemes recognized in the balance sheet in future reporting periods. The related carrying amount as of December 31, 2012 is outlined in Note 10 “Retirement Benefit Obligations”.

Provisions for Litigation

Some Group companies are exposed to litigation. Based on current knowledge, management has made an assessment of the possible impact of these legal cases and has reported provisions on the balance sheet accordingly (if any).

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 13

Risk Assessment

The company has an implemented risk management system. On the basis of a periodic systematic risk identification process, the key risks to which the company is exposed are assessed in terms of their likelihood and impact. Appropriate measures, decided by the Board of Directors are taken to mitigate or minimize these risks.

Financial Risk Management

Market Risks and Risk Management Basic Principles

The Group is subject to market risks, credit risks and liquidity risks. The market risk consists primarily of foreign currency risks and, to a lesser degree, interest rate risks.

The Board of Directors is responsible for overseeing the Group’s internal control system which monitor, but cannot rule out, the risk of inadequate business performance. These systems provide appropriate, though not absolute, security against significant inaccuracies and material losses. Management is responsible for identifying and assessing risks that are of significance.

In addition to quantitative approaches and formal guidelines – which are only part of a comprehensive risk management approach – it is also considered important to establish and maintain a corresponding risk management culture.

Foreign Currency Risk

As the Group engages in international operations, it is exposed to exchange rate risks. These risks relate primarily to the US dollar (“USD”). Some forward exchange transactions are used to hedge exchange rate risks. These instruments are not used for speculative purposes.

Foreign currency risks arising from the conversion of items in the income statements and balance sheets of foreign Group companies are not hedged.

A 5% increase or decrease in the Swiss franc against the USD on December 31, 2012 would have resulted in a decrease or increase respectively, to the pre-tax profit of the Group of TCHF 163 (2011: TCHF 1’518).

A parallel 5% shift in the exchange rates of all currencies would change consolidated shareholders’ equity by TCHF 628 (previous year: TCHF 204).

Interest Rate Risks

Interest rate risks arise from changes in interest rates which have negative repercussions on the Group’s asset and earnings situation. Interest rate fluctuations lead to changes in interest income and interest expense on interest-bearing assets and liabilities.

A 1% rise in interest rates would have increased the interest expense by around TCHF 33 (2011: TCHF 250). By the same token, a 1% fall in interest rates would have reduced interest expense by TCHF 33 (2011: TCHF 250).

Credit Risks

Cash and cash equivalents: As a component of risk policy, the Group’s cash and cash equivalents are invested with various first-class banks, mainly in the form of term deposits or current account balances. The Group is exposed to credit risks in the event of banks failing to fulfil their obligations. The banks’ credit ratings are regularly reviewed, as are the sums invested with each bank.

Receivables: There are no risks of concentration relating to trade accounts receivable. To minimize default risks, appropriate additional collateral (e.g. irrevocable confirmed documentary credits, bank guarantees, credit risk insurance etc.) is agreed upon based on specific industry, country and customer analyses. The Group carries out constant checks on customers’ creditworthiness and does not have any major concentrations of default risks.

The maximum credit risk corresponds to the book value of the asset.

Capital Management

As part of its capital management, the Group’s aim is to secure current financial requirements for the continuation of the business and to provide the necessary resources to achieve its growth targets.

The Group manages the capital structure and makes adjustments in light of changes in economic conditions, business activities, the investment and expansion program and the risks posed by the underlying assets. To manage the capital structure, the Group can adjust dividend payments, make capital repayments to shareholders, issue new shares, increase its borrowing or sell assets to reduce debts.

Liquidity Risk

To meet their obligations, the Group companies require sufficient liquidity. In order to meet the corresponding liabilities, the Group has cash and cash equivalents, cash from operating activities and unused credit lines.

The following table details the Group’s remaining contractual maturity for its financial liabilities with agreed repayment periods. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Company can be required to pay.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 14

Maturity Profile of the Company’s Financial Liabilities

Cash outflows due in
December 31, 2012	Carrying amount	Total	less than 1 year	1 to 5 years	over 5 years
In 1’000s CHF
Trade payables	5’617	5’617	5’617	—	—
Other liabilities1)	1’151	1’151	1’151	—	—

Total	6’768	6’768	6’768	—	—

Cash outflows due in
December 31, 2011	Carrying amount	Total	less than 1 year	1 to 5 years	over 5 years
In 1’000s CHF
Trade payables	4’318	4’318	4’318	—	—
Other liabilities1)	2’792	2’792	2’792	—	—

Total	7’110	7’110	7’110	—	—

1)	Excluding TCHF 970 at December 31, 2012 and TCHF 286 at December 31, 2011 of other liabilities which do not qualify as financial liabilities

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 15

3. Cash and Cash Equivalents by Currencies

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
CHF	604	19’207	12’397
EUR	437	450	815
USD	1’987	4’918	5’870
CNY	135	313	387
MYR	106	194	156
Other	93	57	102

Total cash and cash equivalents	3’362	25’139	19’727

Cash and cash equivalents carry interest ranging from 0.0% to 2.85% (MYR).

4. Trade Receivables

Trade Receivables

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Trade receivables	20’564	33’684	44’869
Allowance for doubtful accounts	-293	-306	-444

Trade receivables - net	20’271	33’378	44’425

Age Analysis of Trade Receivables

in 1’000s CHF	31.12.2012	31.12.2011
Trade receivables	20’564	33’684
Allowance for doubtful accounts	-293	-306

Trade receivables - net	20’271	33’378

Not due	14’079	20’884
Overdue
up to one month	2’943	4’738
between 31 and 60 days	1’253	2’828
between 61 and 90 days	211	1’439
more than three months	2’078	3’795
Total overdue	6’485	12’800

	20’564	33’684

Total overdue but not impaired	6’192	12’494

Allowance for Doubtful Accounts

in 1’000s CHF	2012	2011
Balance as at January 1,	-306	-444
Allowance for doubtful debt used	0	120
Allowance for doubtful debt released	71	68
Allowance for doubtful debt increased	-63	-49
Foreign currency differences	5	-1

Balance as at December 31,	-293	-306

Respective bad and doubtful debt allowances relate to trade receivables older than three months and cover the provision for bad debt and credit risks. The carrying amount of trade receivables represents the maximum exposure to credit risk.

5. Other Receivables

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Receivables from indirect taxes	253	409	1’001
Derivative financial instruments	0	0	4’455
Other receivables	245	164	203

Total other receivables	498	573	5’659

Receivables from indirect taxes mainly consists of value added tax and withholding tax.

6. Inventories and Work in Progress

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Raw materials and production parts	6’166	5’770	4’969
Semi-finished goods and work in progress	3’901	3’431	4’758
Finished goods and trading goods	19	196	1’094

Total inventories and work in progress	10’086	9’397	10’821

Total inventories and work in progress include a write down of CHF 4.6 million (previous year: CHF 4.5 million). The write down was determined on the basis of the salability and range of the inventories.

No inventories have been pledged as security for liabilities.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 16

7. Property, Plant & Equipment

Changes in property, plant and equipment for the years ended December 31, 2012 and 2011 were as follows:

in 1’000s CHF	Land and Buildings	Installations	Machinery Tools	Furnishings	Computer Equipment	Vehicles	Total
Cost
Balance as at January 1, 2011	25’281	281	2’628	2’233	6’148	360	36’931

Additions	0	81	763	50	164	0	1’058
Disposals	0	0	0	-2	-131	-20	-153
Exchange rate differences	0	-9	0	-11	-8	-2	-30

Balance as at December 31, 2011	25’281	353	3’391	2’270	6’173	338	37’806

Additions	0	0	115	19	77	26	237
Disposals	-25’281	0	-72	-809	-626	-54	-26’842
Exchange rate differences	0	-4	-13	-27	-24	-3	-71

Balance as at December 31, 2012	0	349	3’421	1’453	5’600	307	11’130

Accumulated Depreciation
Balance as at January 1, 2011	-10’770	-238	-2’552	-1’996	-5’855	-287	-21’698

Depreciation	-606	-21	-107	-58	-163	-24	-979
Disposals	0	0	0	1	130	20	151
Exchange rate differences	0	8	0	6	-1	2	15

Balance as at December 31, 2011	-11’376	-251	-2’659	-2’047	-5’889	-289	-22’511

Depreciation	-577	-25	-136	-54	-180	-25	-997
Disposals	11’953	0	72	808	621	54	13’508
Exchange rate differences	0	3	12	28	25	2	70

Balance as at December 31, 2012	0	-273	-2’711	-1’265	-5’423	-258	-9’930

Net Book Value
January 1, 2011	14’511	43	76	237	293	73	15’233
December 31, 2011	13’905	102	732	223	284	49	15’295
December 31, 2012	0	76	710	188	177	49	1’200

Other information in 1’000s CHF	31.12.2012	31.12.2011
Net book value of pledged land and buildings	0	0
Net book value of leased property, plant and equipment (category “computer equipment”)	0	29

During 2012, the entire headquarters’ land and building in La Chaux-de-Fonds was sold to the former owner Schweiter in connection with the Ismeca acquisition by COHU. The consideration for the assets sold was CHF 18.0 million which resulted in a gain of CHF 4.7 million (presented within “Other Operating Income” – see Note 17).

The land value within “Land and Buildings” was TCHF 668 as of January 1, 2011 and December 31, 2011.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 17

8. Other Liabilities

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Liabilities from indirect taxes	970	286	300
Derivative financial instruments	277	1’796	0
Other liabilities	874	996	1’291

Total other liabilities	2’121	3’078	1’591

9. Accrued Expenses and Deferred Income

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Personnel costs	2’293	5’118	7’289
Cost of materials/overheads	595	350	485
Other accrued expenses and deferred income	1’236	1’552	2’565

Total accrued expenses and deferred income	4’124	7’020	10’339

Personnel costs include mainly holidays, flexitime, overtime and bonuses.

10. Retirement Benefit Obligations

The Group operates various pension plans for employees that satisfy the participation criteria. Among these plans are both defined benefit plans and defined contribution plans that cover the majority of employees for death, disability and retirement.

Defined Contribution Pension Plans

The Group offers defined contribution plans for staff who meet the relevant admission criteria. The plan in Malaysia is a state-run saving plan. The company is obliged to contribute a predefined percentage of employees’ annual salaries to the pension plans.

In some other countries, the employer offers defined contribution pension plans. The assets of these plans are held in separate legal entities which are independent of the company and are not accessible to the employer.

For the 2012 financial year, the employer’s contribution to defined contribution plans amounted to TCHF 1’039 (2011: TCHF 857).

Defined Benefit Plans

The Group sponsors a defined benefit pension plan in Switzerland for employees who meet the relevant admission criteria. From June 1st, 2012, the assets of this plan have been held and managed by an independent collective foundation of a major insurance company. Prior to this date, the assets were held and managed by an independent foundation. Because of the decreasing number of participants’ over the last years, the assets were transferred to a collective foundation. As part of this change, certain benefits have been changed which resulted in a gain of TCHF 1’360 during 2012 (disclosed under past service cost). The main change relates to the reduction in the amount that a member is entitled to upon retirement.

The Board of Trustees is made up of equal numbers of employee and employer representatives. Under the law and the pension regulations, the Board of Trustees has a duty to act only in the interests of the foundation and the beneficiaries (active insured members and members receiving pensions). This means that the employer itself cannot determine the benefits or how they are financed. Instead, the decisions are taken jointly. The Board of Trustees is responsible for defining the investment strategy, for making changes to the pension fund regulations and in particular also for defining the financing of the pension benefits. The retirement savings accounts are managed for each employee. The annual retirement credits and interest are credited to these retirement savings accounts (there will be no possibility of negative interest). When members come to retire, they will be able to choose whether to take a pension for life or a lump sum. In addition to retirement benefits, the plan benefits will also include disability and partner pensions. These benefits will be calculated as a percentage of the employee’s annual insured salary. Members may also buy into the scheme to improve their pension provision up to the maximum amount permitted under the rules or may withdraw funds early for the purchase of a residential property for their own use. On leaving the company, the retirement savings will be transferred to the pension institution of the new employer or to a vested benefits institution. This type of benefit may result in pension payments varying considerably between individual years.

In defining the benefits, the minimum requirements of the Law on Occupational Retirement, Survivors and Disability Pension Plans (BVG) and its implementing provisions must be observed. The BVG defines the minimum covered salary and the minimum retirement credits. The interest rate applicable to these minimum retirement savings is set by the Swiss Federal Council at least once every two years. In 2012, the rate was 1.5%, as against 2.0% in 2011.

The structure of the plan and the legal provisions of the BVG mean that the employer is exposed to actuarial risks. The main risks are investment risk, interest risk, disability risk and the risk of longevity.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 18

The main assumptions on which the actuarial calculations are as follows:

	31.12.2012	31.12.2011
Discount rate for calculation purposes	2.0%	2.5%
Future increase in salaries	1.5%	2.0%
Future pension adjustments	0.1%	0.1%

(in years)
Life expectancy at age 65
Year of birth 1947
- Men	21	23
- Women	24	21
Year of birth 1967
- Men	23	25
- Women	25	24

The amounts recognized in the income statement and in shareholders’ equity are as follows:

Pension Expense Recognized in the Income Statement

in 1’000s CHF	2012	2011
Service costs
- Current service costs	766	708
- Past service costs	-1’360	0
- Plan curtailments	0	-471
- Plan settlements	0	0
Net interest expense	106	219

Total pension (income)/expense for the period	-488	456

Revaluation Components recognized in Other Comprehensive Income

in 1’000s CHF	2012	2011
Actuarial gains/losses
- Based on adjustment of demographic assumptions	0	621
- Based on adjustment of economic assumptions	1’141	1’061
Experience adjustments	154	-849
Return on pension assets (excluding amounts in net interest expenses)	268	870

Total expense recognized in the “statement of other comprehensive income”	1’563	1’703

Total pension costs	1’075	2’159

The changes in pension obligations and pension assets can be summarized as follows:

Changes in the Present Value of Defined Benefit Obligations

in 1’000s CHF	2012	2011
Opening present value of defined benefit obligations	25’351	24’113
Current service costs	766	708
Plan participants’ contributions	694	821
Interest expenses on the present value of the obligations	628	735
Actuarial losses	1’295	833
Past service costs	-1’360	0
Plan curtailments	0	-471
Plan settlements	-962	0
Benefits paid through pension assets	-457	-1’388

Closing present value of defined benefit obligations	25’955	25’351

Changes in the Fair Value of Plan Assets

in 1’000s CHF	2012	2011
Opening fair value of plan assets	20’119	20’219
Plan participants’ contributions	694	821
Company contributions	1’271	821
Interest income on assets	522	516
Return on plan assets (excl. contributions in interest income)	-268	-870
Plan settlements	-962	0
Benefits paid through pension assets	-457	-1’388

Closing fair value of plan assets	20’919	20’119

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 19

The net position of pension obligations in the balance sheet can be summarized as follows:

Amount recognized in the Balance Sheet

in 1’000s CHF	31.12.2012	31.12.2011	1.1.2011
Present value of funded obligations	25’955	25’351	24’113
Present value of plan assets	-20’919	-20’119	-20’219

Under-/(over) funding	5’036	5’232	3’894
Present value of unfunded obligations	0	0	0
Assets not available to company	0	0	0

Recognized pension obligations	5’036	5’232	3’894

The pension assets mainly consist of the following categories of securities:

Categories of Securities

in 1’000s CHF	31.12.2012	31.12.2011
Equities
- Listed investments	0	5’759
- Unlisted investments	0	0
Bonds
- Listed investments	0	6’839
- Unlisted investments	0	0
Alternative financial assets
- Listed investments	0	0
- Unlisted investments	0	779
Real estate
- Indirect investments	0	3’620
- Direct investments	0	0
Qualified insurance contracts	20’874	2’275
Cash and cash equivalents	45	847
Other financial investments	0	0

Total	20’919	20’119

The assets originate from the pension plans in Switzerland. The Boards of Trustees issue investment guidelines for the plan assets which include the tactical asset allocation and the benchmarks for comparing the results with a general investment universe. The Swiss pension plans are also subject to the legal requirements on diversification and safety laid down by the BVG (BVG = Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans). Bonds generally have at least an A rating.

The plan assets do not include any direct investments in the Group. As shares are also held via fund units, the possibility that such units might include shares in the Group cannot be ruled out.

The assets generated a gain of TCHF 254 in 2012 and a loss of TCHF 354 in 2011.

The following table provides a breakdown of the defined benefit obligations among active insured members, former members with vested benefits and members receiving pensions. The terms of the obligations are also given:

Breakdown of Defined Benefit Obligations among insured Members

in 1’000s CHF	31.12.2012	31.12.2011
Active insured members	16’665	17’810
Former members with vested benefits	0	0
Members receiving pensions	9’290	7’541

Total	25’955	25’351

(in years)
Term of obligations	18.0	13.1

The sensitivity of the overall pension liability to changes in principal assumptions is presented in the following table:

	31.12.2012
in 1’000s CHF	+0.25%	-0.25%
Discount rate for calculation purposes	-903	973
Future salary change	127	-122
Interest on retirement assets	182	-175

Total employer contributions to the defined benefit pension plan in 2013 are expected to be TCHF 625 (previous year TCHF 675).

Other long-term Benefits

The Group has programs for long-service awards and other payments dependent on length of service which are classified as other long-term payments due to employees and other pension provisions. Such benefits are provided for in Note 11 “Provisions”.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 20

11. Provisions

in 1’000s CHF	Guarantees	Other	Total
Balance as at January 1, 2011	31	16	47

Consumption with neutral impact on income	-31	-15	-46
Unused amounts reversed and released to income	0	0	0
Additional provisions charged to income	30	7	37
Balance as at December 31, 2011	30	8	38

Consumption with neutral impact on income	-28	-3	-31
Unused amounts reversed and released to income	0	-1	-1
Additional provisions charged to income	173	99	272
Balance as at December 31, 2012	175	103	278

Current provisions	30	0	30
Non-current provisions	0	8	8

Balance as at December 31, 2011	30	8	38

Current provisions	170	14	184
Non-current provisions	5	89	94

Balance as at December 31, 2012	175	103	278

Expected use of provisions

in 1’000s CHF	31.12.2012	31.12.2011
Within 1 year	184	30
Between 1 and 5 years	94	8
More than 5 years	0	0

Total	278	38

Guarantees

The provisions for guarantees are calculated on the basis of individual cases and managements’ best estimates.

Other

Other provisions cover mainly obligations arising from personnel-related payments such as pension benefits and long-service awards.

As at December 31, 2012 there exists a provision in the amount of TCHF 9 (previous year: TCHF 8) for other long-term payments and TCHF 94 (previous year: TCHF 0) for pension benefits.

The amount of the provisions is based on the outflow of resources which Management anticipates will be needed to cover liabilities.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 21

12. Share Capital

On December 31, 2012, share capital is valued at CHF 5.0 million and consists of 50’000 registered, fully paid shares at a nominal value of CHF 100 each.

No own shares were held by Ismeca during the year.

In 2011, the Company paid a dividend of CHF 10.0 million or CHF 200 per share to the shareholder related to the financial year 2010.

In 2012, the Company paid a dividend of CHF 51.0 million or CHF 1’020 per share to the shareholder.

As of the date of the authorization of these Consolidated Financial Statements, the Board of Directors had not yet proposed to pay a dividend in the year 2013.

13. Related Parties

Related parties (individuals and companies) include members of Group Management and the Board of Directors, controlling shareholder and companies under their control. In principle, transactions with related parties are conducted at market terms. During 2012 and 2011, the following transactions occurred with the former controlling shareholder Schweiter:

In 1’000s CHF	2012	2011
Income statement
Costs charged for
- management fees	250	250
- personnel expenses	373	402
- insurance expenses	70	124
Balance sheet
Outstanding other liabilities as at December 31	—	84

Additionally, Ismeca sold a property to the former shareholder Schweiter during 2012. Further details are outlined in Note 7 “Property, Plant & Equipment”.

Apart from the compensation and pension benefits outlined in the following table, no further significant transactions were conducted with related parties.

Compensation of Key Management Personnel

At the end of 2012, key management personnel include six members of the Executive Committee (prior year six members).

The compensation for key management personnel as described above was as follows:

In 1’000s CHF	2012	2011
Short-term employee benefits	5’839	2’680
Post-employment benefits	547	302
Other long-term benefits	—	—
Termination benefits	—	—
Share-based payments	—	—

Total compensation of key management personnel	6’386	2’982

Short-term employee benefits include wages and bonuses. Post-employment benefits contain employer contributions for state old age and survivors insurance, disability insurance and pension fund.

14. Revenues

in 1’000s CHF	2012	2011
Net proceeds of deliveries of goods	63’537	74’363
Net proceeds of spare parts	12’680	11’972
Net proceeds of services	521	228

Total revenues	76’738	86’563

The following table provides details of total external revenues by geographic market area.

Geographical Information

in 1’000s CHF	2012	2011
Europe	7’074	6’240
Americas	4’432	7’747
Asia	65’232	72’576

Total revenues	76’738	86’563

The following table provides information about major customers with sales higher than 10%.

Major Customer

	2012			2011
in 1’000s CHF	Sales			Sales
Customer 1	12’239	16	%1)	8’962	10	%1)

Total	12’239			8’962

1) in % of total revenues

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 22

15. Expenses by Nature and Function

Expenses by Nature

in 1’000s CHF	2012	2011
Cost of raw materials and consumables used	-38’196	-44’863
Personnel expenses	-24’887	-24’060
Operating expenses	-11’230	-11’953
Direct sales and distribution costs	-2’156	-2’443
Purchasing and production overheads	-1’369	-1’935
Sales and distribution	-1’138	-1’124
After sales overhead	-2’284	-1’981
Overheads relating to administration and capital taxes	-1’659	-1’931
Development overheads	-2’082	-2’014
Cost of premises	-535	-517
Other	-7	-8
Depreciation	-997	-979

Total expenses by nature	-75’310	-81’855

Expenses by Function

in 1’000s CHF	2012	2011
Cost of sales	-48’386	-56’149
Research and development	-8’009	-8’570
Selling, general and administrative	-18’577	-16’762
Other operating expenses	-338	-374

Total expenses by function	-75’310	-81’855

16. Other Operating Expenses

in 1’000s CHF	2012	2011
Depreciation related to property rented out	-322	-358
Other expenses related to property rented out	-16	-16

Total other operating expenses	-338	-374

17. Other Operating Income

in 1’000s CHF	2012	2011
Rental income	991	1’036
Gains on sale of property, plant and equipment	4’674	13
Other income	3	1

Total other operating income	5’668	1’050

18. Financial Income

in 1’000s CHF	2012	2011
Interest income	21	7
Exchange rate gains	178	0

Total financial income	199	7

19. Financial Expenses

in 1’000s CHF	2012	2011
Interest expense	-149	-262
Exchange rate losses	0	-227

Total financial expenses	-149	-489

20. Income Taxes

Income Taxes

in 1’000s CHF	2012	2011
Current taxes	-164	-130
Deferred taxes	-241	939

Total income tax (expense)/benefit	-405	809

Deferred taxes are attributable to differences between the standard Group valuation and the tax valuation in the individual financial statements. The reconciliations between the actual tax charge and the expected tax charge for the years ended December 31, 2012 and 2011 are as follows:

Reconciliation of Income Taxes

in 1’000s CHF	2012	2011
Income before taxes	7’146	5’276
Income tax rate at Head Office	20.95%	22.18%
Tax expense anticipated	-1’497	-1’170
Differences owing to differing tax rates in other juristictions	635	321
Impact of other non-taxable income	1’466	1’025
Impact of non-tax-deductible expenditure	-282	-87
Unrecognized tax losses from current results	-830	-310
Use of unrecognized tax losses carried forward	114	1’042
Taxes from previous periods	-11	-12

Total income tax (expense)/benefit	-405	809

Effective tax rate	5.67%	-15.33%

At the head office in Switzerland, the tax is levied by the Confederation and the canton of Neuchâtel. In 2012, the tax rate has been reduced by the canton of Neuchâtel resulting in the total income tax rate at head office changing from 22.18% to 20.95%.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 23

21. Deferred Tax Assets

in 1’000s CHF	Trade receivables	Inventories/ work in progress	Pension obligations	Other	Total
Balance as at January 1, 2011	16	99	895	0	1’010

Recognized in other comprehensive income	0	0	391	0	391
Recognized in income statement	0	0	-83	0	-83
Foreign currency differences	0	-3	0	0	-3

Balance as at December 31, 2011	16	96	1’203	0	1’315

Recognized in other comprehensive income	0	0	224	0	224
Recognized in income statement	0	0	-244	4	-240
Foreign currency differences	0	-1	0	0	-1

Balance as at December 31, 2012	16	95	1’183	4	1’298

Tax Losses Carried Forward

The unrecognized deferred tax asset in respect of tax losses carried forward available for offset against future taxable profits was CHF 18.2 million (2011: CHF 39.9 million). Management does not believe it is probable that future taxable profit will be available against which to utilize the benefits.

These tax losses carried forward will expire as follows:

Tax Losses Carried Forward

in 1’000s CHF	2012	2011
Unrecognized tax losses expiry
- one year	3’673	10’090
- two to five years	8’069	25’078
- in more than five years’ time	4’623	3’711
- no expiration	1’866	1’078

Total unrecognized tax losses	18’231	39’957

Tax losses carried forward which expired without being used during the year	12’570	0

Dividend Distributions

Any intragroup dividend distributions would have no or limited tax consequences to the Company due to the expected application of relevant European Union Directives, Double Tax Treaties and participation exemption rules.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 24

22. Deferred Tax Liabilities

in 1’000s CHF	Other liabilities	Other	Total
Balance as at January 1, 2011	1’025	8	1’033
Recognized in income statement	-1’025	0	-1’025

Balance as at December 31, 2011	0	8	8

Balance as at December 31, 2012	0	8	8

Provisions are not provided for taxes that would be incurred were subsidiaries to distribute retained earnings, except where a distribution can be expected in the foreseeable future or where it has been decided.

23. Financial Instruments measured at Fair Value

Valuations at Fair Value recognized in the Balance Sheet

Financial instruments valued at fair value when first included are allocated to hierarchical levels 1 to 3 according to the observability of valuation inputs.

–	Level 1 valuations at fair value are based on quoted prices (unadjusted) in an active market for identical assets and liabilities.

–	Level 2 valuations at fair value are based on data other than the prices quoted in level 1. The factors used for the valuation are observable either directly (e.g. as prices) or indirectly (e.g. derived from prices).

–	Level 3 valuations at fair value are based on valuation methods using parameters for assets and liabilities that are based upon non-observable market data (unobservable inputs).

The derivative financial instruments are the only financial assets held in the Ismeca Group that are valued at fair value. In the fair value hierarchy within the meaning of IFRS 7 Financial Instruments: Disclosures they are to be allocated to Level 2. There were no transfers between Level 1 and Level 2 or into or out of Level 3 during 2012 and 2011.

The Group engages in forward exchange and structured option transactions to hedge against exchange rate risks. The instruments are not used for speculative purposes. In 2012, no cash flow hedges were used. As at December 31, 2012 fair value hedges and option contracts (target redemption forwards) were outstanding.

The maturity of outstanding option constructs ranges from 1 week to 8 months. If the USD exchange rate is above the underlying exchange rate, there exists an obligation to buy USD monthly until the expiry date or to sell the maximum put volume.

The change in the fair values for the forward exchange and options transactions resulted at year-end 2012 in an unrealized valuation loss of TCHF 277 (previous year TCHF 1’796). Total gains on financial liabilities at fair value through profit and loss amounted to TCHF 408 during the period (2011: loss of TCHF 1’048).

Forward Exchange and Option Transactions

in 1’000s CHF	31.12.2012	31.12.2011
Total amount of outstanding forward exchange transactions
- Sale of US dollars for CHF, contract value	0	2’730
- Average exchange rates per USD	0	0.9100
Total amount from outstanding option transactions (target redemption forwards)
- Sale of US dollars for CHF, max. contract value	14’107	36’699
- Average underlying exchange rate per USD	0.8957	0.8962

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 25

24. Contingent Liabilities

in 1’000s CHF	31.12.2012	31.12.2011
Warranties and guarantees	200	314

Commitments to take delivery: Under purchase contracts for machine parts and raw materials, commitments to take delivery amounting to CHF 10.5 million (previous year: CHF 7.9 million) and with maximum maturities of 5 years (previous year: 3 years) have been entered into in the course of ordinary business activities. Outstanding commitments to take delivery of property, plant and equipment amounted to CHF 0 (previous year: CHF 0).

25. Pledged Assets

in 1’000s CHF	31.12.2012	31.12.2011
Pledged assets	0	0

26. Operating Lease Arrangements

The Group as Lessee

in 1’000s CHF	31.12.2012	31.12.2011
Within 1 year	548	267
Between 1 and 5 years	1’570	268
More than 5 years	1’750	0

Total	3’868	535

The commitments consist mainly of rental agreements for buildings (operating leases) used by the company itself. The average term of the agreements is 9.3 years (previous year: 2.8 years). Leasing commitments amounting to TCHF 30 are included (previous year: TCHF 0).

The Group as Lessor

in 1’000s CHF	31.12.2012	31.12.2011
Within 1 year	0	1’112
Between 1 and 5 years	0	4’226
More than 5 years	0	3’564

Total	0	8’902

As disclosed in Note 7 “Property, Plant & Equipment”, the property to which the sublease arrangements above relate was sold during the year and accordingly there are no future minimum lease receipts expected as at December 31, 2012.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 26

27. Categories of Financial Instruments

Financial Assets

The Group’s financial assets are broken down into the following categories:

December 31, 2012 In 1’000s CHF	Cash	Loans and receivables	Carrying amount	Fair value
Cash and cash equivalents	3’362		3’362	3’362
Trade receivables		20’271	20’271	20’271
Other receivables1)		245	245	245
Financial assets		110	110	110

Total	3’362	20’626	23’988	23’988

December 31, 2011 In 1’000s CHF	Cash	Loans and receivables	Carrying amount	Fair value
Cash and cash equivalents	25’139		25’139	25’139
Trade receivables		33’378	33’378	33’378
Other receivables1)		164	164	164
Financial assets		108	108	108

Total	25’139	33’650	58’789	58’789

1)	Excluding TCHF 253 at December 31, 2012 and TCHF 409 at December 31, 2011 of other receivables which do not qualify as financial receivables.

Financial Liabilities

The Group’s financial liabilities are broken down into the following categories:

December 31, 2012 In 1’000s CHF	FVtPL2)	Measured at amortized cost	Carrying amount	Fair value
Trade payables		5’617	5’617	5’617
Other liabilities3)	277	874	1’151	1’151

Total	277	6’491	6’768	6’768

December 31, 2011 In 1’000s CHF	FVtPL2)	Measured at amortized cost	Carrying amount	Fair value
Trade payables		4’318	4’318	4’318
Other liabilities3)	1’796	996	2’792	2’792

Total	1’796	5’314	7’110	7’110

2)	Fair value through profit and loss - designated upon initial recognition
3)	Excluding TCHF 970 at December 31, 2012 and TCHF 286 at December 31, 2011 of other liabilities which do not qualify as financial liabilities.

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Page 27

28. Subsequent Events

No events occurred between the balance sheet date and the date of publication of this report which could have a significant impact on the consolidated financial statements 2012 or should be disclosed in accordance with IAS 10 Events after the Reporting Period.

29.	Authorization of Consolidated Financial Statements

These Consolidated Financial Statements have been authorized for issue by the Board of Directors on March 15, 2013.

March 15, 2013

Ismeca Semiconductor Holding SA

Board of Directors

Ismeca Semiconductor Holding SA | Consolidated Financial Statements 2012 | Report of the Independent Auditor | Page 28

Report of the Independent Auditor

To the Board of Directors of

Ismeca Semiconductor Holding SA

We have audited the accompanying consolidated financial statements of Ismeca Semiconductor Holding SA and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012, December 31, 2011 and January 1, 2011, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for the years ended December 31, 2012 and 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the IASB; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ismeca Semiconductor Holding SA and its subsidiaries as of December 31, 2012, December 31, 2011 and January 1, 2011, and the results of their operations and their cash flows for each of the years ended December 31, 2012 and December 31, 2011 in accordance with International Financial Reporting Standards as adopted by the IASB.

Deloitte AG /s/ James D. Horiguchi Partner	/s/ Matthias Gschwend Director

Zurich, March 15, 2013